Exhibit 99.1

Myers Industries Announces 2025 Fourth Quarter and Full Year Results

Fourth Quarter EPS Improved 173% and Adjusted EPS Improved 63% Year-over-year

Material Handling Drives Year-over-year Margin Expansion

Strong Free Cash Flow of $67M in 2025, Up 23% Year-over-year

Annualized Costs Reduced by $20M in 2025, primarily in SG&A, Achieving our Commitment

Meaningful Progress in 2025 on Focused Transformation that Delivers Consistent, Reliable Results and Creates Sustainable Shareholder Value

March 5, 2026, Akron, Ohio - Myers Industries Inc. (NYSE: MYE), a leading manufacturer of Products that Protect™ the world from the ground up, today announced results for the fourth quarter and full year ended December 31, 2025.

Myers Industries President and CEO Aaron Schapper commented, “2025 was a great year for Myers as the team performed well and we made significant progress on Focused Transformation. As part of our portfolio realignment, we are focusing on our core businesses that protect from the ground up, while progressing with the sale of Myers Tire Supply. We streamlined our manufacturing operations to rationalize capacity and improved our cost structure, delivering on our commitment to reduce annualized costs by $20 million. We improved free cash flow, further strengthened our balance sheet, and continued to deliver on debt and leverage reduction. We enter 2026 with momentum and confidence and are on the right track to deliver consistent, reliable results and create sustainable shareholder value."

Fourth Quarter 2025 Financial Summary

	Quarter Ended December 31,
(Dollars in thousands, except per share data)	2025	2024	% Inc (Dec)
Net sales	$203,974	$203,876	0.0%
Gross profit	$67,744	$65,889	2.8%
Gross margin	33.2%	32.3%
Operating income	$20,238	$14,637	38.3%
Net income	$11,330	$4,297	163.7%
Net income per diluted share	$0.30	$0.11	172.7%

Adjusted operating income	$22,502	$17,637	27.6%
Adjusted net income	$11,620	$7,308	59.0%
Adjusted earnings per diluted share	$0.31	$0.19	63.2%
Adjusted EBITDA	$32,127	$27,470	17.0%

•
Net sales: Essentially flat year-over-year as we exited low-margin products with the idling of two rotational molding facilities. Excluding the impact from idling the Alliance, Ohio, facilities, net sales increased 3% year-over-year as higher volume was partially offset by lower price. By end market, Food & Beverage, Infrastructure, and Industrial growth was offset by soft Consumer and Vehicle demand.
•
Gross profit and Operating income: Increased due to favorable mix, higher volume, and reduced SG&A, partially offset by unfavorable price.

Fourth Quarter 2025 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Q4 2025 Results	$152.3	$28.9	19.0%		$39.0	25.6%
Q4 2024 Results	$152.7	$25.9	17.0%		$34.7	22.7%
$ Increase (decrease) vs prior year	($0.4)	$3.0			$4.3
% Increase (decrease) vs prior year	(0.3)%	11.6%	+200	bps	12.3%	+290	bps

Items in this table may not recalculate due to rounding

•
Operating income and Adjusted EBITDA: Increased primarily due to improved mix, higher volume, and reduced SG&A due to the Focused Transformation program, partially offset by unfavorable pricing.

Distribution

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Q4 2025 Results	$51.7	($0.1)	-0.1%		$0.5	1.0%
Q4 2024 Results	$51.2	($1.6)	-3.0%		($0.3)	-0.6%
$ Increase (decrease) vs prior year	$0.5	$1.5			$0.8
% Increase (decrease) vs prior year	0.9%	96.1%	+290	bps	277.2%	+160	bps

Items in this table may not recalculate due to rounding

•
Operating income and Adjusted EBITDA: Increased due to favorable pricing and SG&A, partially offset by lower volume.

Full Year 2025 Financial Summary

	Year Ended December 31,
(Dollars in thousands, except per share data)	2025	2024	% Inc (Dec)
Net sales	$825,742	$836,281	(1.3)%
Gross profit	$276,054	$270,805	1.9%
Gross margin	33.4%	32.4%
Operating income	$74,556	$44,480	67.6%
Net income	$34,928	$7,201	385.0%
Net income per diluted share	$0.93	$0.19	389.5%

Adjusted operating income	$84,893	$83,645	1.5%
Adjusted net income	$41,327	$39,004	6.0%
Adjusted earnings per diluted share	$1.10	$1.04	5.8%
Adjusted EBITDA	$124,170	$122,238	1.6%

•
Net sales: Growth in Industrial and Infrastructure was more than offset by lower demand in Consumer, Vehicle, and Automotive Aftermarket. Excluding the impact from idling the Alliance, Ohio, facilities and the decision to exit certain unprofitable products, net sales decreased 0.6% year-over-year.

•
Gross profit and Operating income: Increased due to lower material cost, favorable cost productivity, favorable mix, and benefits from our Focused Transformation program.

Full Year 2025 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Full Year 2025 Results	$622.1	$112.4	18.1%		$150.1	24.1%
Full Year 2024 Results	$621.7	$77.8	12.5%		$142.2	22.9%
$ Increase (decrease) vs prior year	$0.5	$34.6			$7.9
% Increase (decrease) vs prior year	0.1%	44.5%	+560	bps	5.6%	+120	bps

Items in this table may not recalculate due to rounding

•
Operating income: Increased primarily due to a $22 million non-cash charge for goodwill impairment in 2024. Excluding this item, operating income would have improved by $12.6 million.
•
Adjusted EBITDA: Increased due to favorable material costs, higher volume, and benefits from our Focused Transformation program, partially offset by unfavorable pricing.

Distribution

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Full Year 2025 Results	$203.9	($0.9)	-0.5%		$5.1	2.5%
Full Year 2024 Results	$214.8	$3.4	1.6%		$8.0	3.7%
$ Increase (decrease) vs prior year	($10.9)	($4.3)			($2.9)
% Increase (decrease) vs prior year	(5.1)%	(127.9)%	-210	bps	(36.6)%	-120	bps

Items in this table may not recalculate due to rounding

•
Operating income and Adjusted EBITDA: Decreased due to lower volume and higher operations costs, partially offset by favorable SG&A due to our Focused Transformation program.

Balance Sheet & Cash Flow

•
As of December 31, 2025, the Company’s total liquidity was $289.8 million, including $244.7 million of availability under the revolving credit facility and $45.1 million in cash on hand.
•
For the fourth quarter of 2025, cash flow from operations was $22.6 million, free cash flow was $18.9 million, and capital expenditures were $3.6 million.
•
For the full year 2025, cash flow from operations was $86.8 million, free cash flow was $67.2 million, and capital expenditures were $19.6 million.
•
Total debt was reduced by $16.0 million in the fourth quarter and $31.0 million in 2025, ending the year with a net leverage ratio of 2.4x.
•
$2.5 million shares repurchased in 2025 under the 2025 Share Repurchase Program.

Portfolio Transformation

The transformation of the Company continues to be on track, including the previously announced process to divest Myers Tire Supply (MTS) to create a more focused portfolio to better deliver shareholder value. MTS is expected to qualify for discontinued operations accounting treatment beginning in the first quarter reporting period of 2026.

2026 End Market Outlook

The following table presents the Company’s current 2026 outlook for each of its end markets. Due to the planned divestment of Myers Tire Supply, the Company is not providing an outlook for Automotive Aftermarket.

End Markets (TTM Sales of Material Handling Segment as of December 31, 2025)	2026 Outlook*
Industrial (41% of sales) Akro-Mils®, Buckhorn® & Jamco® containers, organizational bins, totes, carts and cabinets; Scepter® military ammunition containers; OEM parts for general industrial equipment	Moderate growth
Infrastructure (19% of sales) Signature Systems® ground protection matting for construction, industrial sites, and event venues	Strong growth
Vehicle (15% of sales) RV, marine, and automotive components	Stable
Consumer (13% of sales) Scepter® fuel containers; outdoor furniture and equipment	Stable, affected by normal level of storm response
Food & Beverage (12% of sales) Buckhorn® seed boxes, intermediate bulk containers, and Tuff Series bulk containers for agricultural and chemical customers	Slightly down

*Excludes impact from exiting low-margin products and idling two rotational molding facilities in Q4 2025

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, March 5, 2026, at 8:30 a.m. ET. The call is anticipated to last one hour and may be accessed using the following online participation registration link: https://events.q4inc.com/analyst/316740658?pwd=hRjcz32B. Upon registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast. To access the live webcast or a replay, visit the Company's website www.myersindustries.com and click on the Investor Relations tab. An archived replay of the call will also be available on the site shortly after the event. An archive of the webcast will be available for replay following the meeting using the following link: https://events.q4inc.com/attendee/316740658

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted gross profit, adjusted gross margin, adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted net income, adjusted earnings per diluted share (adjusted EPS), and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries Inc., based in Akron, Ohio, is a leading manufacturer of sustainable plastic and metal products that protect the world from the ground up for Consumer, Vehicle, Food & Beverage, Industrial, Infrastructure, and Automotive Aftermarket end markets. Myers Industries has a rich history that is built on strong brands and innovative products. Through years of continuous product development and strategic acquisitions, we have established ourselves as a leading diversified industrial company. We provide critical solutions to our customers, delivering exceptional value. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, these statements inherently involve a wide range of uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The Company’s actual actions, results, and financial condition may differ materially from what is expressed or implied by the forward-looking statements.

Specific factors that could cause such a difference on our business, financial position, results of operations and/or liquidity include, without limitation, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world, including the impacts of U.S. and foreign tariff policies; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; unforeseen events, including natural disasters, unusual or severe weather events and patterns, public health crises, geopolitical crises, and other catastrophic events; our ability to successfully execute our announced intended divestiture of the Myers Tire Supply business; and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including without limitation, the risk factors disclosed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Given these factors, as well as other variables that may affect our operating results, readers should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them.

Contact: Meghan Beringer, Senior Director Investor Relations, 252-536-5651

M-INV

Source: Myers Industries, Inc.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$203,974	$203,876	$825,742	$836,281
Cost of sales	136,230	137,987	549,688	565,476
Gross profit	67,744	65,889	276,054	270,805
Selling, general and administrative expenses	39,850	44,281	172,401	174,028
Depreciation and amortization	4,222	4,462	17,447	18,077
Freight out	2,929	2,561	11,046	12,003
(Gain) loss on disposal of fixed assets	505	(52)	604	201
Impairment charges	—	—	—	22,016
Operating income (loss)	20,238	14,637	74,556	44,480
Interest expense, net	7,174	7,761	29,421	30,937
Income (loss) before income taxes	13,064	6,876	45,135	13,543
Income tax expense (benefit)	1,734	2,579	10,207	6,342
Net income (loss)	$11,330	$4,297	$34,928	$7,201
Net income (loss) per common share:
Basic	$0.30	$0.12	$0.93	$0.19
Diluted	$0.30	$0.11	$0.93	$0.19
Weighted average common shares outstanding:
Basic	37,390,627	37,255,837	37,368,578	37,141,030
Diluted	37,646,478	37,444,040	37,561,592	37,403,518

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	December 31, 2025	December 31, 2024
Assets
Current Assets
Cash	$45,050	$32,222
Trade accounts receivable, net	125,314	109,372
Other accounts receivable, net	14,164	12,654
Inventories, net	86,064	97,001
Other current assets	10,867	8,058
Total Current Assets	281,459	259,307
Property, plant, & equipment, net	129,105	137,564
Right of use asset - operating leases	24,818	30,561
Goodwill and intangible assets, net	407,465	421,853
Deferred income taxes	178	205
Other assets	8,296	11,325
Total Assets	$851,321	$860,815
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$71,172	$71,049
Accrued expenses	55,868	49,196
Operating lease liability - short-term	6,727	6,597
Finance lease liability - short-term	645	621
Long-term debt - current portion	34,601	19,649
Total Current Liabilities	169,013	147,112
Long-term debt	311,210	355,310
Operating lease liability - long-term	18,135	23,700
Finance lease liability - long-term	7,349	7,994
Other liabilities	14,916	15,303
Deferred income taxes	36,472	33,884
Total Shareholders' Equity	294,226	277,512
Total Liabilities & Shareholders' Equity	$851,321	$860,815

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash Flows From Operating Activities
Net income (loss)	$11,330	$4,297	$34,928	$7,201
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Depreciation and amortization	9,625	9,833	39,277	38,593
Amortization of deferred financing costs	702	599	2,323	1,917
Amortization of acquisition-related inventory step-up	—	—	—	4,457
Non-cash stock-based compensation expense	836	923	3,536	1,660
(Gain) loss on disposal of fixed assets	505	(52)	604	201
Impairment charges	—	—	—	22,016
Deferred taxes	3,206	(6,048)	3,206	(6,048)
Other	731	(847)	(2,100)	(297)
Cash flows provided by (used for) working capital
Accounts receivable - trade and other, net	(9,781)	11,176	(11,908)	26,822
Inventories	13,689	7,612	11,393	6,227
Prepaid expenses and other current assets	(1,077)	1,143	(2,800)	(525)
Accounts payable and accrued expenses	(7,205)	(1,288)	8,302	(22,932)
Net cash provided by (used for) operating activities	22,561	27,348	86,761	79,292
Cash Flows From Investing Activities
Capital expenditures	(3,618)	(7,133)	(19,553)	(24,435)
Acquisition of business, net of cash acquired	—	—	—	(348,312)
Proceeds from sale of property, plant, and equipment	(37)	130	624	242
Net cash provided by (used for) investing activities	(3,655)	(7,003)	(18,929)	(372,505)
Cash Flows From Financing Activities
Net borrowings (repayments) from revolving credit facility	—	(5,000)	—	(20,000)
Proceeds from Term Loan A	—	—	—	400,000
Repayments of Term Loan A	(16,000)	(8,000)	(31,000)	(18,000)
Repayments of senior unsecured notes	—	—	—	(38,000)
Payments on finance lease	(157)	(151)	(621)	(593)
Cash dividends paid	(5,055)	(5,040)	(20,494)	(20,432)
Proceeds from issuance of common stock	256	289	1,122	3,342
Shares withheld for employee taxes on equity awards	(36)	(23)	(965)	(2,050)
Repurchase of common stock	(504)	—	(2,525)	—
Deferred financing fees	—	—	—	(9,172)
Net cash provided by (used for) financing activities	(21,496)	(17,925)	(54,483)	295,095
Foreign exchange rate effect on cash	(325)	92	(521)	50
Net increase (decrease) in cash	(2,915)	2,512	12,828	1,932
Beginning Cash	47,965	29,710	32,222	30,290
Ending Cash	$45,050	$32,222	$45,050	$32,222

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31, 2025
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$152,308	$51,685	$203,993	$(19)	$203,974
Net income (loss)					11,330
Net income margin					5.6%

Gross profit					67,744
Add: Restructuring expenses and other adjustments					749
Adjusted gross profit					68,493
Gross margin as adjusted					33.6%

Operating income (loss)	28,942	(61)	28,881	(8,643)	20,238
Operating income margin	19.0%	-0.1%	14.2%	n/a	9.9%
Add: Restructuring expenses and other adjustments	1,271	—	1,271	228	1,499
Add: Myers Tire Supply strategic review / sale costs	—	—	—	565	565
Add: Environmental reserves, net(2)	—	—	—	200	200
Adjusted operating income (loss)(1)	30,213	(61)	30,152	(7,650)	22,502
Adjusted operating income margin	19.8%	-0.1%	14.8%	n/a	11.0%
Add: Depreciation and amortization	8,782	598	9,380	245	9,625
Adjusted EBITDA	$38,995	$537	$39,532	$(7,405)	$32,127
Adjusted EBITDA margin	25.6%	1.0%	19.4%	n/a	15.8%

(1) Includes gross profit adjustments of $749 and SG&A adjustments of $1,515
(2) Includes environmental charges of $1,600 net of probable insurance recoveries of $1,400

	Quarter Ended December 31, 2024
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$152,704	$51,225	$203,929	$(53)	$203,876
Net income (loss)					4,297
Net income margin					2.1%

Gross profit					65,889
Less: Restructuring expenses and other adjustments					(157)
Adjusted gross profit					65,732
Gross margin as adjusted					32.2%

Operating income (loss)	25,924	(1,552)	24,372	(9,735)	14,637
Operating income margin	17.0%	-3.0%	12.0%	n/a	7.2%
Add: Restructuring expenses and other adjustments	7	427	434	1,854	2,288
Add: Acquisition and integration costs	—	—	—	212	212
Add: Environmental reserves, net(2)	—	—	—	500	500
Adjusted operating income (loss)(1)	25,931	(1,125)	24,806	(7,169)	17,637
Adjusted operating income margin	17.0%	-2.2%	12.2%	n/a	8.7%
Add: Depreciation and amortization	8,793	822	9,615	218	9,833
Adjusted EBITDA	$34,724	$(303)	$34,421	$(6,951)	$27,470
Adjusted EBITDA margin	22.7%	-0.6%	16.9%	n/a	13.5%

(1) Includes gross profit adjustments of $(157) and SG&A adjustments of $3,157
(2) Includes environmental charges of $2,100 net of probable insurance recoveries of $1,600

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Year Ended December 31, 2025
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$622,147	$203,887	$826,034	$(292)	$825,742
Net income (loss)					34,928
Net income margin					4.2%

Gross profit					276,054
Add: Restructuring expenses and other adjustments					2,347
Adjusted gross profit					278,401
Gross margin as adjusted					33.7%

Operating income (loss)	112,368	(939)	111,429	(36,873)	74,556
Operating income margin	18.1%	-0.5%	13.5%	n/a	9.0%
Add: Restructuring expenses and other adjustments	3,902	3,051	6,953	4,209	11,162
Add: Myers Tire Supply strategic review / sale costs	—	—	—	565	565
Add: Pension termination	1,585	—	1,585	—	1,585
Less: Recovery of purchased credit deteriorated assets	(3,175)	—	(3,175)	—	(3,175)
Add: Environmental reserves, net(2)	—	—	—	200	200
Adjusted operating income (loss)(1)	114,680	2,112	116,792	(31,899)	84,893
Adjusted operating income margin	18.4%	1.0%	14.1%	n/a	10.3%
Add: Depreciation and amortization	35,426	2,966	38,392	885	39,277
Adjusted EBITDA	$150,106	$5,078	$155,184	$(31,014)	$124,170
Adjusted EBITDA margin	24.1%	2.5%	18.8%	n/a	15.0%
(1) Includes gross profit adjustments of $2,347 and SG&A adjustments of $7,990
(2) Includes environmental charges of $2,500 net of probable insurance recoveries of $2,300

	Year Ended December 31, 2024
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$621,655	$214,768	$836,423	$(142)	$836,281
Net income (loss)					7,201
Net income margin					0.9%

Gross profit					270,805
Add: Restructuring expenses and other adjustments					4,006
Add: Acquisition-related inventory step-up					4,457
Adjusted gross profit					279,268
Gross margin as adjusted					33.4%

Operating income (loss)	77,767	3,363	81,130	(36,650)	44,480
Operating income margin	12.5%	1.6%	9.7%	n/a	5.3%
Add: Executive severance costs	—	—	—	1,405	1,405
Add: Restructuring expenses and other adjustments	3,867	1,402	5,269	2,271	7,540
Add: Acquisition and integration costs	305	—	305	4,344	4,649
Add: Acquisition-related inventory step-up	4,457	—	4,457	—	4,457
Add: Impairment charges	22,016	—	22,016	—	22,016
Less: Insurance recovery of legal fees	(702)	—	(702)	—	(702)
Less: Environmental reserves, net(2)	—	—	—	(200)	(200)
Adjusted operating income (loss)(1)	107,710	4,765	112,475	(28,830)	83,645
Adjusted operating income margin	17.3%	2.2%	13.4%	n/a	10.0%
Add: Depreciation and amortization	34,499	3,248	37,747	846	38,593
Adjusted EBITDA	$142,209	$8,013	$150,222	$(27,984)	$122,238
Adjusted EBITDA margin	22.9%	3.7%	18.0%	n/a	14.6%
(1) Includes gross profit adjustments of $8,463, impairment charges of $22,016 and SG&A adjustments of $8,686
(2) Includes environmental charges of $3,100 net of probable insurance recoveries of $3,300

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED OPERATING INCOME, ADJUSTED EBITDA AND FREE CASH FLOW (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Adjusted operating income (loss) reconciliation:
Operating income (loss)	$20,238	$14,637	$74,556	$44,480
Restructuring expenses and other adjustments	1,499	2,288	11,162	7,540
Myers Tire Supply strategic review / sale costs	565	—	565	—
Pension termination	—	—	1,585	—
Acquisition and integration costs	—	212	—	4,649
Acquisition-related inventory step-up	—	—	—	4,457
Recovery of purchased credit deteriorated assets	—	—	(3,175)	—
Impairment charges	—	—	—	22,016
Insurance recovery of legal fees	—	—	—	(702)
Executive severance costs	—	—	—	1,405
Environmental reserves, net	200	500	200	(200)
Adjusted operating income (loss)	$22,502	$17,637	$84,893	$83,645

Adjusted EBITDA reconciliation:
Net income (loss)	$11,330	$4,297	$34,928	$7,201
Income tax expense (benefit)	1,734	2,579	10,207	6,342
Interest expense, net	7,174	7,761	29,421	30,937
Operating income (loss)	20,238	14,637	74,556	44,480
Depreciation and amortization	9,625	9,833	39,277	38,593
Restructuring expenses and other adjustments	1,499	2,288	11,162	7,540
Myers Tire Supply strategic review / sale costs	565	—	565	—
Pension termination	—	—	1,585	—
Acquisition and integration costs	—	212	—	4,649
Acquisition-related inventory step-up	—	—	—	4,457
Recovery of purchased credit deteriorated assets	—	—	(3,175)	—
Impairment charges	—	—	—	22,016
Insurance recovery of legal fees	—	—	—	(702)
Executive severance costs	—	—	—	1,405
Environmental reserves, net	200	500	200	(200)
Adjusted EBITDA	$32,127	$27,470	$124,170	$122,238

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$22,561	$27,348	$86,761	$79,292
Capital expenditures	(3,618)	(7,133)	(19,553)	(24,435)
Free cash flow	$18,943	$20,215	$67,208	$54,857

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Adjusted net income (loss) reconciliation:
Net income (loss)	$11,330	$4,297	$34,928	$7,201
Income tax expense (benefit)	1,734	2,579	10,207	6,342
Income (loss) before income taxes	13,064	6,876	45,135	13,543
Restructuring expenses and other adjustments	1,499	2,288	11,162	7,540
Myers Tire Supply strategic review / sale costs	565	—	565	—
Pension termination	—	—	1,585	—
Acquisition and integration costs	—	212	—	4,649
Acquisition-related inventory step-up	—	—	—	4,457
Recovery of purchased credit deteriorated assets	—	—	(3,175)	—
Impairment charges	—	—	—	22,016
Insurance recovery of legal fees	—	—	—	(702)
Executive severance costs	—	—	—	1,405
Environmental reserves, net	200	500	200	(200)
Adjusted income (loss) before income taxes	15,328	9,876	55,472	52,708
Income tax expense, as adjusted (1)	(3,708)	(2,568)	(14,145)	(13,704)
Adjusted net income (loss)	$11,620	$7,308	$41,327	$39,004

Adjusted earnings per diluted share reconciliation:
Net income (loss) per common diluted share	$0.30	$0.11	$0.93	$0.19
Restructuring expenses and other adjustments	0.04	0.06	0.30	0.20
Myers Tire Supply strategic review / sale costs	0.01	—	0.01	—
Pension termination	—	—	0.04	—
Acquisition and integration costs	—	0.01	—	0.13
Acquisition-related inventory step-up	—	—	—	0.12
Recovery of purchased credit deteriorated assets	—	—	(0.08)	—
Impairment charges	—	—	—	0.59
Insurance recovery of legal fees	—	—	—	(0.02)
Executive severance costs	—	—	—	0.04
Environmental reserves, net	0.01	0.01	0.01	(0.01)
Adjusted effective income tax rate impact	(0.05)	0.00	(0.10)	(0.20)
Adjusted earnings per diluted share(2)	$0.31	$0.19	$1.10	$1.04

Items in this table may not recalculate due to rounding
(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2025 is 25.5% and in 2024 is 26%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.